EXHIBIT 5.1

                                  May 20, 2003

Ladies and Gentlemen:

            Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Asbury Automotive Group, Inc., a Delaware corporation (the "Company"), relating to the registration of 3,250,000 shares of the Company's common stock (the "Common Stock"), reserved for issuance under the Asbury Automotive Group, Inc. 2002 Stock Option Plan, as amended (the "Plan"). I am Vice President and General Counsel for the Company and have acted in such capacity in connection with the Registration Statement.

            In connection with my opinion, I have examined originals, or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Restated Certificate of Incorporation of the Company, the Restated By-Laws of the Company, as well as such other corporate records, documents and other papers as I deemed necessary to examine for purposes of this opinion. I have assumed the authenticity, accuracy and completeness of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies and the genuineness of all signatures.

            Based upon the foregoing, it is my opinion that such shares of Common Stock, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

            The opinion expressed herein is limited to Federal securities laws and the laws of the State of Connecticut currently in effect and is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

            I hereby consent to the use of this opinion in connection with said Registration Statement.

                                Very truly yours,

                                /s/ LYNNE A. BURGESS
                                Lynne A. Burgess
                                Vice President and General Counsel